Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS THIRD QUARTER FISCAL 2024 RESULTS

LEBANON, Tenn. – May 30, 2024 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the third quarter of fiscal 2024 ended April 26, 2024.

Third Quarter Fiscal 2024 Highlights

●	The Company reported third quarter total revenue of $817.1 million. Compared to the prior year third quarter, total revenue decreased 1.9%.

o	Comparable store restaurant sales decreased 1.5%, while comparable store retail sales decreased 3.8%.

●	GAAP earnings (loss) per diluted share were ($0.41), and adjusted[1] earnings per diluted share were $0.88.

●	GAAP net income (loss) for the third quarter was ($9.2) million, or (1.1%) of total revenue, and adjusted EBITDA[1] was $47.9 million, or 5.9% of total revenue.

Commenting on the third quarter results, Cracker Barrel President and Chief Executive Officer Julie Masino said, “As we indicated in our recent business update call, our third quarter results came in below expectations due to softer traffic than we originally anticipated, which underscores the importance of executing our strategic transformation. Our teams are fully committed to bringing these plans to life while continuing to deliver an exceptional guest experience and managing our business every shift, every day.”

Third Quarter Fiscal 2024 Results

Revenue

The Company reported total revenue of $817.1 million for the third quarter of fiscal 2024, representing a decrease of 1.9% compared to the third quarter of fiscal 2023.

Cracker Barrel comparable store restaurant sales decreased 1.5%, including total menu pricing increases of 4.0%. Comparable store retail sales decreased 3.8% from the prior year quarter.

Net Income, EBITDA, and Earnings per Diluted Share

GAAP net income (loss) for the third quarter was ($9.2) million, or (1.1%) of total revenue, as compared to prior year third quarter GAAP net income of $14.0 million, or 1.7% of total revenue. Adjusted1 net income for the third quarter was $19.6 million, or 2.4% of total revenue, as compared to prior year quarter adjusted1 net income of $24.6 million, or 3.0% of total revenue.

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Cracker Barrel Reports Third Quarter Fiscal 2024 Results

May 30, 2024

Adjusted EBITDA1 was $47.9 million, or 5.9% of total revenue, as compared to the prior year quarter adjusted EBITDA1 of $59.6 million, or 7.2% of total revenue.

GAAP earnings (loss) per diluted share for the third quarter were ($0.41), as compared to the prior year third quarter GAAP earnings per diluted share of $0.63. Adjusted1 earnings per diluted share were $0.88, a 20.7% decrease compared to the prior year quarter adjusted1 earnings per diluted share of $1.11.

Quarterly Dividend Declaration

The Company previously announced that its Board of Directors declared a quarterly dividend of $0.25 per share on the Company's common stock. The quarterly dividend is payable on August 6, 2024 to shareholders of record as of July 19, 2024.

Fiscal 2024 Outlook

The Company provided the following update to its fiscal 2024 outlook:

●	Total revenue of $3.47 billion to $3.51 billion

●	Two new Cracker Barrel stores and 8 to 10 new Maple Street Biscuit Company units

●	Commodity inflation that is approximately flat compared to the prior year

●	Hourly wage inflation of approximately 5% compared to the prior year

●	Adjusted EBITDA[1] of $200 million to $220 million, which includes the impact from the 53rd week in the fiscal 2024 year[2]

●	Capital expenditures of $120 million to $125 million

The Company reminds investors that its outlook reflects a number of assumptions, many of which are outside the Company’s control. In particular, uncertainties created by macroeconomic conditions, such as ongoing inflation, low consumer confidence and high interest rates may adversely affect consumer behavior and cause actual results to differ materially from those expected.

1 Adjusted net income, adjusted EBITDA and adjusted earnings per diluted share are non-GAAP financial measures. For definitions of these non-GAAP measures and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, please refer to the Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results section of this release.

2 The Company has determined to provide guidance focused on adjusted EBITDA because the Company believes it will be more useful to investors to evaluate the Company’s performance prior to the impact of depreciation (given the expected increase in investments and the resulting higher expected depreciation expense), taxes, closure and impairment charges, and other items that management believes are not reflective of the Company’s current operations. The Company is not able to reconcile the forward-looking estimate of adjusted EBITDA set forth above to a forward-looking estimate of net income, the most directly comparable estimated measure calculated in accordance with GAAP, without unreasonable efforts because the Company is unable to predict, forecast or determine the probable significance of certain items impacting these estimates, including interest expense, taxes, closure and impairment charges and share-based compensation, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

Fiscal 2024 Third Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The online replay will be available at 2:00 p.m. (ET) and continue through June 14, 2024.

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Cracker Barrel Reports Third Quarter Fiscal 2024 Results

May 30, 2024

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) is on a mission to bring craveable, delicious homestyle food and unique retail products to all guests while serving up memorable, distinctive experiences that make everyone feel welcome. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate approximately 660 company-owned Cracker Barrel Old Country Store® locations in 44 states and own the fast-casual Maple Street Biscuit Company. For more information about the company, visit www.crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; the Company’s ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at its restaurants; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance, including the Company’s previously announced strategic transformation plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in the Company’s restaurants; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on limited distribution facilities and certain significant vendors; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect the Company’s brands and products; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or the Company’s ability to manage the impact of social media associated with these activities; the impact of activist shareholders; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; economic or psychological effects of natural disasters or other unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; changes in foreign exchange rates affecting the Company’s future retail inventory purchases; workers’ compensation, group health and utility price changes; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Third Quarter Fiscal 2024 Results

May 30, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
	4/26/2024	4/28/2023	Percentage Change	4/26/2024	4/28/2023	Percentage Change
Total revenue	$817,135	$832,689	(2)%	$2,576,375	$2,606,076	(1)%
Cost of goods sold (exclusive of depreciation & rent)	245,070	262,191	(7)	815,480	870,286	(6)
Labor and other related expenses	308,791	297,883	4	936,434	903,558	4
Other store operating expenses	200,390	196,886	2	618,131	602,447	3
General and administrative expenses	54,524	45,049	21	155,795	136,515	14
Impairment and store closing costs	22,942	13,890	65	22,942	13,890	65
Goodwill impairment	4,690	0	-	4,690	0	-
Operating income (loss)	(19,272)	16,790	(215)	22,903	79,380	(71)
Interest expense	5,187	4,536	14	15,192	12,476	22
Income (loss) before income taxes	(24,459)	12,254	(300)	7,711	66,904	(88)
Provision for income taxes (income tax benefit)	(15,260)	(1,714)	(790)	(15,080)	5,316	(384)
Net income (loss)	$(9,199)	$13,968	(166)	$22,791	$61,588	(63)

Earnings per share – Basic:	$(0.41)	$0.63	(165)	$1.03	$2.78	(63)
Earnings per share – Diluted:	$(0.41)	$0.63	(165)	$1.02	$2.77	(63)

Weighted average shares:
Basic	22,201,964	22,152,002	0	22,188,191	22,173,019	0
Diluted	22,201,964	22,254,511	(0)	22,307,646	22,266,333	0

Ratio Analysis
Total revenue:
Restaurant	82.2%	81.8%		80.1%	79.1%
Retail	17.8	18.2		19.9	20.9
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation & rent)	30.0	31.5		31.7	33.4
Labor and other related expenses	37.8	35.8		36.3	34.7
Other store operating expenses	24.5	23.6		24.0	23.1
General and administrative expenses	6.7	5.4		6.0	5.3
Impairment and store closing costs	2.8	1.7		0.9	0.5
Goodwill impairment	0.6	0.0		0.2	0.0
Operating income (loss)	(2.4)	2.0		0.9	3.0
Interest expense	0.6	0.5		0.6	0.4
Income (loss) before income taxes	(3.0)	1.5		0.3	2.6
Provision for income taxes (income tax benefit)	(1.9)	(0.2)		(0.6)	0.2
Net income (loss)	(1.1)%	1.7%		0.9%	2.4%

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Cracker Barrel Reports Third Quarter Fiscal 2024 Results

May 30, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	4/26/24	4/28/23
Assets
Cash and cash equivalents	$11,852	$22,452
Accounts receivable	34,847	32,086
Income taxes receivable	21,661	2,820
Inventories	175,278	184,813
Prepaid expenses and other current assets	35,365	30,861
Property and equipment, net	944,859	963,565
Operating lease right-of-use assets, net	860,879	903,435
Goodwill	0	4,690
Intangible assets	24,480	22,090
Other assets	47,872	46,657
Total assets	$2,157,093	$2,213,469

Liabilities and Shareholders’ Equity
Accounts payable	$137,672	$132,032
Other current liabilities	308,535	317,191
Long-term debt	472,216	444,545
Long-term operating lease liabilities	681,272	711,199
Other long-term obligations	130,841	134,634
Shareholders’ equity, net	426,557	473,868
Total liabilities and shareholders’ equity	$2,157,093	$2,213,469

Common shares issued and outstanding	22,202,296	22,152,432

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Cracker Barrel Reports Third Quarter Fiscal 2024 Results

May 30, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Nine Months Ended
	4/26/24	4/28/23
Cash flows from operating activities:
Net income	$22,791	$61,588
Depreciation and amortization	82,765	76,805
Amortization of debt issuance costs	1,312	1,296
Loss on disposition of property and equipment	8,860	4,793
Impairment	17,448	11,692
Goodwill impairment	4,690	0
Share-based compensation	9,189	7,585
Noncash lease expense	45,050	44,727
Amortization of asset recognized from gain on sale and leaseback transaction	9,551	9,551
Decrease in inventories	14,086	28,436
Decrease in accounts payable	(27,812)	(37,839)
Net changes in other assets and liabilities	(88,474)	(57,398)
Net cash provided by operating activities	99,456	151,236
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(80,081)	(86,898)
Proceeds from sale of property and equipment	131	250
Net cash used in investing activities	(79,950)	(86,648)
Cash flows from financing activities:
Net proceeds under long-term debt	56,000	19,951
Taxes withheld from issuance of share-based compensation awards	(1,597)	(2,400)
Purchases and retirement of common stock	0	(17,449)
Dividends on common stock	(87,204)	(87,343)
Net cash used in financing activities	(32,801)	(87,241)

Net decrease in cash and cash equivalents	(13,295)	(22,653)
Cash and cash equivalents, beginning of period	25,147	45,105
Cash and cash equivalents, end of period	$11,852	$22,452

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Cracker Barrel Reports Third Quarter Fiscal 2024 Results

May 30, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Third Quarter Ended
	4/26/24	4/28/23
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	(4)	(4)
Maple Street Biscuit Company	0	0
Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	658	661
Maple Street Biscuit Company	63	56

	Third Quarter Ended		Nine Months Ended
	4/26/24	4/28/23	4/26/24	4/28/23
Total revenue*: (In thousands)
Restaurant	$654,410	$665,468	$2,013,609	$2,015,420
Retail	145,430	151,278	512,981	544,158
Total revenue	$799,840	$816,746	$2,526,590	$2,559,578

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$169,373	$182,421	$540,553	$577,341
Retail	71,432	76,013	262,430	281,337
Total cost of goods sold	$240,805	$258,434	$802,983	$858,678

Average unit volume*: (In thousands)
Restaurant	$994.6	$1,003.0	$3,049.4	$3,035.3
Retail	221.0	228.0	776.8	819.5
Total	$1,215.6	$1,231.0	$3,826.2	$3,854.8
Operating weeks*:	8,554	8,625	25,753	25,896

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company

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Cracker Barrel Reports Third Quarter Fiscal 2024 Results

May 30, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Net Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its third quarter fiscal 2023 and fiscal 2024 adjusted net income (loss) and earnings (loss) per share. The Company defines adjusted net income (loss) as net income (loss), calculated in accordance with GAAP, excluding, to the extent the following items occurred during the periods presented: (i) impairment charges and store closing costs, (ii) expenses related to the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders, (iii) expenses related to the Company’s CEO transition, (iv) expenses associated with the Company’s strategic transformation initiative, (v) a corporate restructuring charge, (vi) an employee benefits policy change, (vii) goodwill impairment charges, and (viii) the related tax impacts of the foregoing. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. The Company calculates adjusted net income margin by dividing adjusted net income by consolidated GAAP revenue. Beginning with the Company’s third quarter fiscal 2024, the Company is no longer adjusting its non-GAAP financial measures for the non-cash amortization of the asset recognized from the gains on sale and leaseback transactions (approximately $3.2M in each fiscal quarter since the beginning of fiscal 2021 and expected to remain at a similar level over the remaining life of these leases). The Company believes this modification to its adjusted net income definition will improve comparability to similar measures presented by peers and enhance investors’ understanding of the Company’s operating performance. Prior period results have been restated in accordance with this revised definition. This information is not intended to be considered in isolation or as a substitute for net income (loss) or earnings (loss) per share information prepared in accordance with GAAP.

	Third Quarter Ended				Nine Months Ended
	4/26/24	Margin	4/28/23	Margin	4/26/24	Margin	4/28/23	Margin
Revenue	$817,135	100%	$832,689	100%	$2,576,375	100%	$2,606,076	100%

GAAP net income (loss)	$(9,199)	(1.1)	$13,968	1.7	$22,791	0.9	$61,588	2.4
Expenses related to the Company’s CEO transition	3,465	0.4	0	0.0	8,574	0.3	0	0.0
Expenses associated with a strategic transformation initiative	6,590	0.8	0	0.0	11,546	0.4	0	0.0
Employee benefits policy change	0	0.0	0	0.0	(5,284)	(0.2)	0	0.0
Corporate restructuring charge	0	0.0	0	0.0	1,643	0.1	0	0.0
Expenses related to the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders	0	0.0	0	0.0	0	0.0	3,198	0.1
Impairment and store closing costs	22,942	2.8	13,890	1.7	22,942	0.9	13,890	0.5
Goodwill impairment	4,690	0.6	0	0.0	4,690	0.2	0	0.0
Tax impacts of the foregoing	(8,856)	(1.1)	(3,264)	(0.4)	(10,366)	(0.4)	(4,016)	(0.2)
Adjusted net income	$19,632	2.4%	$24,594	3.0%	$56,536	2.2%	$74,660	2.9%

GAAP Earnings per share - basic	$(0.41)		$0.63		$1.03		$2.78
GAAP Earnings per share - diluted	$(0.41)		$0.63		$1.02		$2.77

Adjusted Earnings per share - basic	$0.88		$1.11		$2.55		$3.37
Adjusted Earnings per share - diluted	$0.88		$1.11		$2.53		$3.35

Weighted average shares - basic	22,201,964		22,152,002		22,188,191		22,173,019
Weighted average shares - diluted	22,201,964		22,254,511		22,307,646		22,266,333

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Cracker Barrel Reports Third Quarter Fiscal 2024 Results

May 30, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands)

EBITDA/Adjusted EBITDA

In the accompanying press release and the below reconciliation tables, the Company makes reference to EBITDA and adjusted EBITDA. The Company defines EBITDA as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization, interest expense and tax expense. The Company further adjusts EBITDA to exclude, to the extent the following items occurred during the periods presented: (i) expenses related to share-based compensation, (ii) impairment charges and store closing costs, (iii) the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders, (iv) goodwill impairment charges, (v) the Company’s CEO transition, (vi) expenses associated with the Company’s strategic transformation initiative, (vii) a corporate restructuring charge, and (viii) an employee benefits policy change. Beginning with the Company’s third quarter fiscal 2024, the Company includes an adjustment for share-based compensation expense in its adjusted EBITDA definition, and the Company is no longer adjusting EBITDA for the non-cash amortization of the asset recognized from the gains on sale and leaseback transactions (approximately $3.2M in each fiscal quarter since the beginning of fiscal 2021 and expected to remain at a similar level over the remaining life of these leases). The Company believes these modifications to its calculation of EBITDA and Adjusted EBITDA will improve comparability to similar measures presented by peers and enhance investors’ understanding of the Company’s operating performance. The Company calculates EBITDA and adjusted EBITDA margin by dividing EBITDA and adjusted EBITDA by consolidated GAAP revenue. Prior period results have been restated in accordance with these revised definitions. The Company believes that presentation of EBITDA and adjusted EBITDA (together with related margin figures) provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income (loss), is beneficial to an investor’s complete understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) or net income (loss) margin prepared in accordance with GAAP.

	Third Quarter Ended April 26, 2024	Margin	Nine Months Ended April 26, 2024	Margin
Revenue	$817,135	100%	$2,576,375	100%

GAAP Net income (loss)	$(9,199)	(1.1)	$22,791	0.9
(+) Depreciation & amortization	28,337	3.5	82,765	3.2
(+) Interest expense	5,187	0.6	15,192	0.6
(+) Tax expense (tax benefit)	(15,260)	(1.9)	(15,080)	(0.6)
EBITDA	$9,065	1.1%	$105,668	4.1%
Adjustments
(+) CEO transition expenses	3,465	0.4	8,574	0.3
(+) Strategic transformation initiative expenses	6,590	0.8	11,546	0.4
(+) Corporate restructuring charge including separation with executive	0	0.0	1,643	0.1
(+) Share-based compensation, net	1,187	0.1	4,475	0.2
(-) Employee benefits policy change	0	0.0	(5,284)	(0.2)
(+) Impairment and store closing costs	22,942	2.8	22,942	0.9
(+) Goodwill impairment	4,690	0.6	4,690	0.2
Adjusted EBITDA	$47,939	5.9%	$154,254	6.0%

	Third Quarter Ended April 28, 2023	Margin	Nine Months Ended April 28, 2023	Margin
Revenue	$832,689	100%	$2,606,076	100%

GAAP Net income	$13,968	1.7	$61,588	2.4
(+) Depreciation & amortization	26,444	3.2	76,805	2.9
(+) Interest expense	4,536	0.5	12,476	0.5
(+) Tax expense (tax benefit)	(1,714)	(0.2)	5,316	0.2
EBITDA	$43,234	5.2%	$156,185	6.0%
Adjustments
(+) Share-based compensation	2,474	0.3	7,585	0.3
(+) Impairment and store closing costs	13,890	1.7	13,890	0.5
(+) Proxy contest and settlement expenses	0	0.0	3,198	0.1
Adjusted EBITDA	$59,598	7.2%	$180,858	6.9%

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Cracker Barrel Reports Third Quarter Fiscal 2024 Results

May 30, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands)

EBITDA/Adjusted EBITDA

The Company believes that it is beneficial to investors to recast its calculation of EBITDA and adjusted EBITDA for each completed quarter in the period beginning with the Company’s first quarter fiscal 2023 through the Company’s second fiscal quarter 2024, to enhance comparability of EBITDA and adjusted EBITDA calculated under the Company’s modified definitions with the Company’s historical results. The Company believes that the presentation of these non-GAAP financial measures, when combined with the primary presentation of net income (loss) calculated in accordance with GAAP, will enhance investors’ understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) or net income (loss) margin calculated in accordance with GAAP.

	Three Months Ended
	4/26/24	1/26/24	10/27/23	07/28/23	4/28/23	1/27/23	10/28/22
Revenue	$817,135	$935,401	$823,839	$836,732	$832,689	$933,868	$839,519

GAAP Net income (loss)	$(9,199)	$26,534	$5,456	$37,462	$13,968	$30,491	$17,129
(+) Depreciation & amortization	28,337	27,759	26,669	27,680	26,444	25,570	24,791
(+) Interest expense	5,187	5,067	4,938	4,530	4,536	4,408	3,532
(+) Tax expense (income tax benefit)	(15,260)	(839)	1,019	(755)	(1,714)	4,072	2,958
EBITDA	$9,065	$58,521	$38,082	$68,917	$43,234	$64,541	$48,410
Adjustments
(+) CEO transition expenses	3,465	3,473	1,636	0	0	0	0
(+) Strategic transformation initiative expenses	6,590	3,815	1,141	0	0	0	0
(+) Corporate restructuring charge including separation with executive	0	0	1,643	0	0	0	0
(+) Employee benefit adjustment	0	(5,284)	0	0	0	0	0
(+) Share-based compensation, net	1,187	1,893	1,395	1,460	2,474	2,689	2,422
(+) Impairment and store closing costs	22,942	0	0	0	13,890	0	0
(+) Goodwill impairment	4,690	0	0	0	0	0	0
(+) Proxy contest and settlement expenses	0	0	0	0	0	0	3,198
Adjusted EBITDA	$47,939	$62,418	$43,897	$70,377	$59,598	$67,230	$54,030

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